                                                                     EXHIBIT 5.1

                       [VINSON & ELKINS L.L.P. LETTERHEAD]


                                November 12, 2001


BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042-2827

Ladies and Gentlemen:

   We have acted as counsel for BMC Software, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 10,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company pursuant to the BMC Software, Inc. 2000 Employee Stock Incentive Plan (the "Plan").

   In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

   Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

   The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          VINSON & ELKINS L.L.P.